Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Noble Finco Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	—	—	—	—	—	—	—	—

Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share(2)	416(a), 457(c) and 457(f)(1)	136,418,442(1)(2)	$23.36(3)	$3,186,734,805.12(3)	.0000927	$295,410.32

Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share(2)	416(a), 457(c) and 457(f)(1)	2,688,043(1)(2)	$35.32(4)	$94,941,678.76(4)	.0000927	$8,801.09

Fees Previously Paid	Equity	Tranche 1 Warrants	457(c)	6,272,963(5)	$11.66	$73,142,748.58(6)	.0000927	$6,780.33

Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share, issuable upon exercise of Tranche 1 Warrants	457(c) and 457(f)(1)	6,272,963	$23.36(3)	$146,536,415.68(3)	.0000927	$13,583.93

Fees Previously Paid	Equity	Tranche 2 Warrants	457(c)	8,317,842 (7)	$7.99	$66,459,557.58(8)	.0000927	$6,160.80

Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share, issuable upon exercise of Tranche 2 Warrants	457(c) and 457(f)(1)	8,317,842	$23.36(3)	$194,304,789.12(3)	.0000927	$18,012.05

Fees Previously Paid	Equity	Tranche 3 Warrants	457(c)	2,777,562(9)	$0.81	$2,249,825.22(10)	.0000927	$208.56

Fees Previously Paid	Equity	A Ordinary Shares, par value $0.00001 per share, issuable upon exercise of Tranche 3 Warrants	457(c) and 457(f)(1)	2,777,562	$23.36(3)	$64,883,848.32(3)	.0000927	$6,014.73

Fees to Be Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities						—			—	—	—	—

						$3,829,253,668.38		$354,971.82

Total Fees Previously Paid								$354,971.82 (11)

Total Fee Offsets								$0.00

Net Fee Due								$0.00

(1)	Represents A ordinary shares, par value $0.00001 per share (the “Topco Shares”), of the registrant, Noble Finco Limited, a private limited company formed under the laws of England and Wales (“Topco”) to be issued upon completion of the business combination described in the proxy statement/prospectus and the exchange offer prospectus contained herein (the “Business Combination”), and includes (a) (i) 63,092,165 Topco Shares to be issued to shareholders of Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), in exchange for their ordinary shares, par value $0.00001 (“Noble Shares”), (ii) 5,263,182 Topco Shares to be issued to holders of Noble penny warrants in exchange for such penny warrants, and (iii) 3,376,328 Topco Shares to be issued upon the exercise of restricted share units representing the right to receive Noble Shares and (b) (i) up to a maximum of 66,730,827 Topco Shares to be issued to shareholders of The Drilling Company of 1972 A/S, a Danish public limited liability company, each in connection with the Business Combination and (ii) up to a maximum of 643,983 Topco Shares to be issued upon the exercise of restricted share units representing the right to receive Topco Shares. Additionally, the registrant is registering up to 17,368,367 Topco Shares, issuable upon exercise of the Tranche 1 Warrants, the Tranche 2 Warrants and the Tranche 3 Warrants for a total amount of 156,474,852 Topco Shares being registered on this Registration Statement on Form S-4. Of the 156,474,852 Topco Shares being registered herein, (i) 153,786,734 Topco Shares were previously registered with the initial filing of the Registration Statement on Form S-4 on December 20, 2021 and (ii) an additional 2,688,043 Topco Shares were previously registered with the filing of Amendment No. 3 to the Registration Statement on Form S-4 on March 31, 2022.
(2)	Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) and 457(f)(1) under the Securities Act based on the average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on December 14, 2021.
(4)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) and 457(f)(1) under the Securities Act based on the average of the high and low prices of the Noble Shares as reported on the New York Stock Exchange on March 26, 2022.
(5)	Represents the estimated maximum number of warrants of Topco (“Topco Warrants”) to be issued in exchange for the issued and outstanding warrants of Noble issued pursuant to the Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 1 Warrants”). This number is based on the number of Tranche 1 Warrants issued and outstanding as of March 31, 2021.
(6)	The proposed maximum aggregate offering price of the Topco Warrants was calculated in accordance with Rule 457(c) under the Securities Act based on the average high and low price per Tranche 1 Warrant between December 13, 2021 and December 15, 2021 based on broker to broker trades (the latest available time period during which there was trading volume of broker to broker trades of the Tranche 1 Warrants).
(7)	Represents the estimated maximum number of Topco Warrants to be issued in exchange for the issued and outstanding warrants of Noble issued pursuant to the Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 2 Warrants”). This number is based on the number of Tranche 2 Warrants issued and outstanding as of March 31, 2021.
(8)	The proposed maximum aggregate offering price of the Topco Warrants was calculated in accordance with Rule 457(c) under the Securities Act based on the average high and low price per Tranche 2 Warrant between December 13, 2021 and December 15, 2021 based on broker to broker trades (the latest available time period during which there was trading volume of broker to broker trades of the Tranche 2 Warrants).
(9)	Represents the estimated maximum number of Topco Warrants to be issued in exchange for the issued and outstanding warrants of Noble issued pursuant to the Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and among Noble, Computershare Inc. and Computershare Trust Company, N.A. (the “Tranche 3 Warrants”). This number is based on the number of Tranche 3 Warrants issued and outstanding as of March 31, 2021.
(10)	The proposed maximum aggregate offering price of the Topco Warrants was calculated in accordance with Rule 457(c) under the Securities Act based on the average high and low price per Tranche 3 Warrant between December 13, 2021 and December 15, 2021 based on broker to broker trades (the latest available time period during which there was trading volume of broker to broker trades of the Tranche 1 Warrants).
(11)	Previously paid in connection with the initial filing of the Registration Statement on Form S-4 on December 20, 2021 and the filing of Amendment No. 3 to the Registration Statement on Form S-4 on March 31, 2022.